UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (this "Amendment") on Form 8-K/A amends in its entirety the Current Report on Form 8-K filed by the Federal Home Loan Bank of Chicago (the "Bank") with the Securities and Exchange Commission (the "SEC") on April 18, 2008 (the "Original Filing"). The purpose of this Amendment is to provide salary information that was not available at the time of the Original Filing, which disclosed under Item 5.02 the appointment of John Stocchetti, Senior Vice President, as Acting Group Head of Operations and Administration. This Amendment also corrects certain information related to Mr. Stocchetti's employment agreement and includes copies of Mr. Stocchetti's employment agreement effective January 2, 2008 and the amendment thereto dated January 29, 2008 as Exhibits 10.1 and 10.2, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Principal Operating Officer

On April 18, 2008, the Federal Home Loan Bank of Chicago ("Bank") announced the appointment of John Stocchetti, Senior Vice President, as Acting Group Head of Operations and Administration, which position was held by Matthew R. Feldman prior to his appointment as Acting President & CEO of the Bank, effective April 11, 2008.

Mr. Stocchetti, age 51, has served as Senior Vice President, Project Premier Director of the Bank since September, 2006. Prior to his employment with the Bank, Mr. Stocchetti was Chief Financial Officer of Ritchie Capital Management, LLC from May, 2005 to July, 2006 and Director - Business Development from February, 2004 to May, 2005. Previously, he was Chief Executive Officer of Learning Insights, Inc., a privately held e-learning company, from August, 2003 to February, 2004 and SVP Operations and Product Management from January, 2000 to August, 2003. There are no familial relationships between Mr. Stocchetti and any director or executive officer of the Bank. Neither Mr. Stocchetti nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

Mr. Stocchetti is employed by the Bank pursuant to an employment agreement effective January 2, 2008 (the "Effective Date"), as amended on January 29, 2008 (the "Employment Agreement"). The Employment Agreement provides that, unless terminated earlier as provided for in the agreement, the Bank's employment of Mr. Stocchetti will continue for a three year period from the Effective Date. The Employment Agreement provides for an initial base salary for fiscal year 2008 of $280,000, with merit or promotion increases permissible based on Bank policies. Under the terms of the Employment Agreement and in connection with his appointment as Acting Group Head of Operations and Administration, Mr. Stocchetti received a 14 percent base salary promotional increase from $280,000 to $320,000.

Pursuant to the Employment Agreement, Mr. Stocchetti continues to be eligible to participate in the Bank's Management Incentive Compensation Plan, Long-Term Incentive Compensation Plan, Pentegra Financial Institutions Retirement Fund, Pentegra Financial Institutions Thrift Plan and Benefit Equalization Plan. For a description of these plans, see "Part III - Item 11 - Executive Compensation - Executive Compensation Discussion & Analysis" in the Bank's 2007 Annual Report on Form 10-K.

Under the terms of the Employment Agreement, in the event that Mr. Stocchetti's employment with the Bank is terminated either by him with Good Reason (as defined in the Employment Agreement) or by the Bank Other Than for Cause (as defined in the Employment Agreement), Mr. Stocchetti is entitled to receive the following payments:

  all accrued and unpaid salary for time worked as of the date of termination;
  all accrued but unutilized vacation time as of the date of termination;
  salary continuation (at the base salary level in effect at the time of termination) for a three-year period beginning on the date of termination;
  continued participation in any bonus plan in existence as of the date of termination, provided that all other eligibility and performance objectives are met, as if the employee had continued employment through December 31 of the year of termination (employee will not be eligible for bonuses paid with respect to any year following the year of termination); and
  continued participation in the Bank's employee health care benefit plans in accordance with the terms of the Bank's then-current severance plan that would be applicable to the employee is his employment had been terminated pursuant to such plan.

If Mr. Stocchetti's employment with the Bank is terminated by the Bank for Cause, by the employee other than for Good Reason, or by death or disability of the employee, Mr. Stocchetti will be entitled only to the amounts in items (1) and (2) above. The Employment Agreement provides that Mr. Stocchetti will not be entitled to any other compensation, bonus or severance pay from the Bank other than those specified above and any vested rights which he has under any pension, thrift, or other benefit plan, excluding severance.

The terms of the Employment Agreement also specify that the right to receive termination payments outlined above in connection with a termination for Good Reason or Other Than for Cause is contingent upon Mr. Stocchetti signing a general release of all claims against the bank in such form as the Bank shall require.

Under the terms of the Employment Agreement, in the event that a Change of Control (as defined in the Employment Agreement) occurs while Mr. Stocchetti is employed by the Bank during the term of the Employment Agreement, he is entitled to receive certain payments under one of the following three scenarios:

  In the event of a Change of Control and the continued employment of Mr. Stocchetti with the Bank, he may be entitled to receive a minimum incentive compensation award. Under the Employment Agreement, if Mr. Stocchetti is otherwise eligible to receive an annual incentive award pursuant to the Bank's Management Incentive Compensation Plan, or a similar or successor plan following a Change of Control, then as an incentive to remain in the employ of the Bank he would be will be entitled to receive an incentive award that is at least equal to the amount calculated by multiplying .5 times the single highest incentive bonus payment paid to him during the three-year period immediately preceding the year in which the Change of Control occurred.

  Any conditions are otherwise applicable to Mr. Stocchetti's eligibility for an annual incentive award under the then-current incentive bonus plan shall be applicable to the employee's receipt of the minimum incentive compensation as described above.

  In the event of a Change of Control and the subsequent termination of Mr. Stocchetti's employment with the Bank either by him with Good Reason or by the Bank Other Than for Cause, he would be entitled to receive a bonus payment in an amount equal to (i) .50 times (ii) the amount of the single highest incentive bonus payment paid to the employee during the three years immediately preceding the year in which the Change of Control occurred, times (iii) 3.
  In the event that the first scenario described above occurs within one year of the Effective Date and Mr. Stocchetti is then subsequently terminated either by him with Good Reason or by the Bank Other Than for Cause, Mr. Stocchetti will be entitled to a payment calculated by substituting the number of years remaining under the Employment Agreement for the number in clause (iii) of the formula set forth in the preceding paragraph (2).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description
    Employment Agreement between the Federal Home Loan Bank of Chicago and John Stocchetti, dated January 2, 2008
    Amendment to Employment Agreement between the Federal Home Loan Bank of Chicago and John Stocchetti, dated January 29, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: April 28, 2008	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary

End of Filing